UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2021

CNL STRATEGIC CAPITAL, LLC

(Exact name of registrant as specified in its charter)

delaware	333-222986	32-0503849
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 9, 2021, CNL Strategic Capital, LLC (referred to herein as “we”, “us”, “our” or the “Company”), through its wholly-owned subsidiary, Clarion Strategic Capital EquityCo, LLC, completed its acquisition of a controlling interest in Clarion Safety Systems, LLC (“Clarion”).

The Company hereby amends the Current Report on Form 8-K originally filed on December 9, 2021 to include the unaudited summarized financial statements of Clarion.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The following tables present unaudited summarized operating data for Clarion for the nine months ended September 30, 2021 and 2020, and the year ended December 31, 2020, and unaudited summarized balance sheet data as of September 30, 2021 and December 31, 2020:

Summarized Operating Data (Unaudited)

	Nine Months Ended September 30,		Year Ended December 31,
	2021	2020	2020
Revenues	$9,385,300	$7,180,567	$9,909,308
Expenses	(5,549,260)	(4,769,732)	(6,576,727)
Net income	$3,836,040	$2,410,835	$3,332,581

Summarized Balance Sheet Data (Unaudited)

	September 30, 2021	December 31, 2020
Current assets	$3,784,520	$2,672,238
Non-current assets	16,795,208	16,780,290
Current liabilities	1,951,069	1,962,896
Non-current liabilities	4,926,644	5,898,657
Stockholders’ equity	13,702,015	11,590,975

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL STRATEGIC CAPITAL, LLC
a Delaware limited liability company

Date: January 21, 2022	By:	/s/ Tammy J. Tipton
TAMMY J. TIPTON
Chief Financial Officer
(Principal Financial and Accounting Officer)